[Letterhead of Kramer Levin Naftalis and Frankel LLP]




       FAX

  (212) 715-8000
      -----

WRITER'S DIRECT NUMBER

  (212) 715-9100

                                February 26, 1999





The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219



                    Re:     The Victory Portfolios
                            File Nos. 33-8892;811-4582
                            --------------------------



Dear Ladies and Gentlemen:

               We hereby consent to the reference of our firm as Counsel in this Registration Statement on Form N-1A.

                                        Very truly yours,


                                        /s/Kramer Levin Naftalis & Frankel LLP